EXHIBIT - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)
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                                                      THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                           JUNE 30,                                  JUNE 30,
                                             -------------------------------------      ------------------------------------
                                                   2002                2003                  2002                 2003
                                             -----------------    ----------------      ----------------     ---------------
BASIC
  Weighted average number of common
shares outstanding used in computing
basic earnings per share                            8,176,025           8,452,129             8,170,704           8,383,444

     Net income                                   $ 1,563,000         $ 2,172,000           $ 1,772,000         $ 4,094,000
                                             =================    ================      ================     ===============

Basic earnings per share                          $      0.19         $      0.26           $      0.22         $      0.49
                                             =================    ================      ================     ===============



DILUTED
  Weighted average number of common
shares outstanding used in computing
basic earnings per share                            8,176,025           8,452,129             8,170,704           8,383,444
  Assumed exercise of stock options                   698,391           1,060,137               653,321             989,063
                                             -----------------    ----------------      ----------------     ---------------
                                                    8,874,416           9,512,266             8,824,025           9,372,507

     Net income                                   $ 1,563,000         $ 2,172,000           $ 1,772,000         $ 4,094,000
                                             =================    ================      ================     ===============

Diluted earnings per share                        $      0.18         $      0.23           $      0.20         $      0.44
                                             =================    ================      ================     ===============
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